UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2012

HUDSON VALLEY HOLDING CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	001-34453	13-3148745
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 Scarsdale Road, Yonkers, New York		10707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 961-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 10, 2012 Hudson Valley Holding Corp. (the “Company”) issued a press release announcing the retirement of William E. Griffin as Chairman of the Board. Effective immediately, the Board of Directors approved the appointment of James J. Landy to the position of Executive Chairman of the Board and Stephen R. Brown to the position of President and Chief Executive Officer. Both James J. Landy and Stephen R. Brown will continue as members of the Board.

The Company has commenced the search for a full time replacement as CFO, Andrew J. Reinhart the Chief Accounting Officer and Controller will serve as interim CFO of the Company until a replacement has been appointed.

James J. Landy is 57 years old and served as President and Chief Executive Officer of the Company since January 2001. Previously, Mr. Landy served as Executive Vice President of the Bank and in various other executive capacities with the Bank. He has been employed by the Bank since 1977 and has over thirty years of commercial banking background. In addition to Mr. Landy’s Hudson Valley responsibilities he is a director of Sacred Heart Housing Corp., a senior citizen housing company in Yonkers, New York, the Chairman of St. Joseph’s Medical Center, a health care facility in Yonkers, New York and a director and Treasurer of the New York Bankers Association, as well as Chairman of the Board of the Friendly Sons of St. Patrick in Westchester County, a fraternal and charitable organization.

Stephen R. Brown is 56 years old and served as Senior Executive Vice President, Chief Financial Officer of the Company since January 2001, Treasurer of the Company since July 2004 and Secretary since May 2010. Previously, Mr. Brown served in various other executive capacities with the Company and the Bank. He has been employed by the Bank since 1993. Prior to joining the Bank, Mr. Brown held executive management positions with companies in the manufacturing, distribution, transportation and financial services industries with both public and private companies. He is a Certified Public Accountant. Mr. Brown has thirty-five years of general business, managerial and commercial banking experience.

Andrew J. Reinhart is 62 years old and has served as First Senior Vice President, Controller and Assistant Treasurer (Chief Accounting Officer) of the Company since November 2006. From November 2000 to November 2006, Mr. Reinhart served as Senior Vice President, Controller and Assistant Treasurer of the Company. He has been employed by the Bank since 2000. Prior to joining the Bank, Mr. Reinhart held various senior and executive management positions with companies in the financial services industry. He is a Certified Public Accountant. Mr. Reinhart has thirty-eight years of experience in the financial services industry.

A copy of the press release, which is incorporated herein by reference, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on May 10, 2012 at which meeting the shareholders (1) elected eleven directors, (2) approved on an advisory basis the compensation of our named executive officers, and (3) ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The following proposals were submitted by the Board of Directors to a vote of shareholders and the final result of the voting on each proposal is noted below.

Proposal 1: Election of Directors

			Broker
Directors	Votes For	Votes Withheld	Non-Votes
William E. Griffin	15,369,138	702,392	1,826,372

James J. Landy	15,915,061	156,469	1,826,372

Stephen R. Brown	15,383,693	687,837	1,826,372

John P. Cahill	15,955,583	115,947	1,826,372

Mary-Jane Foster	15,645,033	426,497	1,826,372

Gregory F. Holcombe	15,561,496	510,034	1,826,372

Adam W. Ifshin	14,789,729	1,281,801	1,826,372

Michael P. Maloney	12,297,518	3,774,012	1,826,372

John A. Pratt Jr.	12,981,260	3,090,270	1,826,372

Cecile D. Singer	15,928,227	143,303	1,826,372

Craig S. Thompson	15,504,430	567,100	1,826,372

Proposal 2: The non-binding advisory vote on executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,488,417	121,012	462,101	1,826,372

Proposal 3: The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,737,161	153,294	7,447	—

Item 8.01 Other Events

On May 10, 2012, the Chairman of the Board of Directors of the Company, Mr. William E. Griffin, resigned from his position as Chairman of the Board, while remaining a member of the Board. Mr. Griffin was one of the founders of the Bank in 1972 and has served as a director of the bank holding company Hudson Valley Holding Corp. since it inception in 1981 and as Chairman since 1990.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1
Press Release of the Company dated May 10, 2012 announcing
the retirement of William E. Griffin as Chairman and the
appointment of James J. Landy as Executive Chairman and
Stephen R. Brown as President and Chief Executive Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON VALLEY HOLDING CORP.

May 11, 2012	By:	Stephen R. Brown

Name: Stephen R. Brown
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company dated May 10, 2012 announcing the retirement of William E. Griffin as Chairman and the appointment of James J. Landy as Executive Chairman and Stephen R. Brown as President and Chief Executive Officer